UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 13, 2007

COACHMEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	1-7160 (Commission File Number)	31-1101097 (I.R.S. Employer Identification No.)

2831 Dexter Drive, Elkhart, Indiana (Address of Principal Executive Offices)		46514 (Zip Code)

(574) 262-0123
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On July 13, 2007 the Registrant announced the appointment of Martin Miranda, 43, to the position of Vice President – Controller & Treasurer for Coachmen Industries, Inc.

For the last seven years, Mr. Miranda served as Chief Financial Officer and Treasurer of ECI, a regional payroll services provider. Prior to his employment at ECI, Mr. Miranda spent six years with Quality Dining, Inc. as its VP-Controller.

Mr. Miranda is a Certified Public Accountant and obtained his MBA from Indiana University – South Bend.

As VP – Controller & Treasurer for Coachmen Industries, Mr. Miranda’s primary responsibilities will include treasury, tax, insurance, forecasting, compliance with Sarbanes-Oxley requirements, maintaining and enhancing internal controls, cash flow management, and financial reporting – both external SEC reporting and internal reporting. In addition, he will assist with critical strategic planning, and financial analysis/assessments.

Mr. Miranda’s employment with the Registrant will commence on July 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:  July 16, 2007

By:    /s/Jeffery A. Tryka

             Jeffery A. Tryka, Secretary